SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2019

                    BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

100 Summit Drive

Burlington, MA 01803

(Address of principal executive offices, including zip code)

    (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Exchange Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BLIN	NASDAQ

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2015, Mr. Roger “Ari” Kahn joined Bridgeline Digital, Inc. (the “Company”) as the Company’s Chief Operating Officer. On December 1, 2015, Mr. Kahn and another were named Co-Interim Chief Executive Officers and Presidents and assumed the responsibilities of the Office of the Chief Executive Officer and President. On May 6, 2016, the Company appointed Mr. Kahn as President and Chief Executive Officer, effective May 10, 2016. Mr. Kahn’s employment agreement was amended and reported on Form 8-K filed with the Securities and Exchange Commission on May 13, 2016.

In furtherance of Mr. Kahn’s employment with the Company, a new employment agreement was entered into on September 13, 2019 by and between the Company and Mr. Kahn. The principal change to Mr. Kahn’s employment agreement is that it will automatically renew each fiscal year unless the Company provides written notice of its intent not to renew such employment agreement at least sixty (60) days in advance of the Company’s fiscal year rather than the employment agreement only renewing upon notice from the Company.

The above summary of the employment agreement is not complete and is qualified in its entirety by reference to the terms of the employment agreement, a copy of which is filed as Exhibit 10.1 and is incorporated in this Current Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit(s)

Exhibit No.	Exhibit Description

10.1	Employment Agreement dated September 13, 2019 between Bridgeline Digital, Inc. and Roger Kahn

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.

(Registrant)

By: /s/ Mark G. Downey

Mark G. Downey

Chief Financial Officer

Date: September 18, 2019